EXHIBIT 5.1
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                   [PERKINS COIE LETTERHEAD]

                       November 8, 1996







NeoPath, Inc.
8271 - 154th Ave. N.E.
Redmond, WA  98052

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to an aggregate of 1,300,000 shares of Common Stock, $.01 par value per share (the "Shares"), 300,000 of which Shares may be issued pursuant to the NeoPath, Inc. Stock Option Plan for Nonemployee Directors and 1,000,000 of which Shares may be issued pursuant to the NeoPath, Inc. 1989 Stock Option Plan (collectively, the "Plans"). We have examined the Registration Statement and such other documents and records of NeoPath, Inc. as we have deemed relevant and necessary for the purposes of this opinion. By giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with or originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued upon the exercise of stock options granted or to be granted pursuant to the Plans, upon the due execution by NeoPath, Inc. and the registration by its registrar of the Shares and the issuance thereof by NeoPath, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,


                              PERKINS COIE